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Exhibit 23.1
Consent of PricewaterhouseCoopers LLP


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-32598, 333-39054, 333-40182, 333-48170,
333-51518, 333-54808) of FairMarket, Inc. of our report dated February 12, 2001 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
March 30, 2001